LYRIS, INC., REPORTS FOURTH QUARTER RESULTS

COMPANY REPORTS 325 LYRIS HQ CUSTOMERS

     (EMERYVILLE, CA), Sept. 17, 2008—Lyris, Inc., (OCTCBB: LYRI.OB), the online marketing expert, today reported results for the fourth quarter and all of fiscal 2008.

     For the quarter ended June 30, 2008, Lyris reported revenues of $10.8 million compared with $10.8 million in the fourth quarter a year ago. The revenue breakout for the fourth quarter of fiscal 2008 included hosted, 73 percent; licensed software, 11 percent; maintenance and support, 13 percent; and professional services, three percent.

     On a GAAP basis, the company reported a loss of $2.0 million, or $0.02 per share, compared with net income on a GAAP basis of $2.1 million, or $0.02 per diluted share, in the same period a year ago.

     On a non-GAAP basis, the net loss in the quarter was $839,000, or $0.01 per share, versus non-GAAP net income of $2.2 million, or $0.02 per diluted share, in the fourth quarter of fiscal 2007. The non-GAAP results exclude amortization of intangibles of $869,000 and $1.0 million in the fourth quarters of 2008 and 2007, respectively. In addition, non-GAAP results exclude stock-based compensation expense of $256,000 and $184,000 and gains on discontinued operations of $4,000 and $1.1 million in the fourth quarters of 2008 and 2007, respectively.

     The company also reported that adjusted EBITDA for the fourth quarter of fiscal 2008 was a loss of $478,000 versus earnings of $3.0 million in the fourth quarter a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, deprecation and amortization expense, non-cash stock compensation expense, impairment charges, other income, the gain on debt extinguishment and gains or losses on disposal of discontinued operations.

     For the full fiscal 2008 year, the company reported revenues of $43.2 million compared with revenues of $39.0 million in fiscal 2007. The company reported a net loss on a GAAP basis of $5.5 million, or $0.06 per share, compared with net income of $351,000, or $0.00 per share, in fiscal 2007. The GAAP results for fiscal 2008 include an impairment charge of $4.1 million related to the developed technology, customer relationships and tradename intangible assets acquired with the acquisitions of ClickTracks and Hot Banana.

     On a non-GAAP basis, the company reported net income of $2.2 million, or $0.02 per diluted share, in fiscal 2008 compared with non-GAAP net income of $3.2 million, or $0.03 per diluted share, in fiscal 2007. Non-GAAP net income in fiscal 2008 excludes the impairment charge of $4.1 million. In addition, non-GAAP results exclude amortization of intangibles of $3.8 million and $4.0 million in fiscal 2008 and 2007, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $750,000 and $694,000, other income of $9,000 and $181,000 and gains on disposal of discontinued operations of $29,000 and $1.7 million in fiscal 2008 and 2007, respectively. Non-GAAP net income in fiscal 2008 also excludes a gain on debt extinguishment of $919,000. Adjusted EBITDA for fiscal 2008 was $4.7 million versus $7.7 million in fiscal 2007.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyrisinc.com.

     “We continue to experience very gratifying market response to our new Lyris HQ platform as we have increased the number of customers to 325 from 130 a quarter ago,” said Luis Rivera, chief executive officer of Lyris. “We are seeing adoption across a wide variety of industry sectors and among both our traditional SMB market and larger enterprise organizations, including new clients such as Harte-Hanks and Char-Broil. In addition, we are gaining increased traction with advertising and marketing agencies that are reselling our offering to their clients.”

     “As has been the case over the past several quarters, our financial results in the fourth quarter reflect both the transition of our selling efforts to focus on Lyris HQ and the investments we have made in sales, marketing and product development to support the offering,” Rivera said.

     “We have continued to enhance Lyris HQ and achieve increased market recognition for the value of its integrated feature set,” Rivera noted. “No other company has yet been able to deliver a comparable integrated online marketing tool and we believe we have a significant competitive advantage in the market. We believe the investments we have made over the past year are laying the groundwork for continued growth in fiscal 2009,” he added.

Conference Call

     The company will hold a conference call today, September 17, at 8 a.m., Pacific Daylight Time, (11 a.m., Eastern Daylight Time). The teleconference can be accessed by calling (913) 312-0717, passcode 6434800, or via the Internet at www.lyrisinc.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, September 24, at (719) 457-0820, passcode 6434800, or via the company’s website at www.lyrisinc.com.

Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted account principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

     We believe the calculation of non-GAAP net income (loss), calculated without acquisition-related amortization or impairment charges, non-cash stock compensation expense and gains or losses on discontinued operations and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider those measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense, impairment charges, other income and gains or losses on discontinued operations is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris, Inc.

     Lyris, Inc., (OTCBB: LYRI.OB) is the online marketing expert delivering the right mix of software technology and industry knowledge to help its customers simplify their marketing efforts and optimize campaign ROI. Through the delivery of the industry’s first on-demand integrated marketing suite, Lyris HQ, and online knowledge–sharing community, LyrisHQ.com, to secure and reliable on-premise solutions, including Lyris ListManager, Lyris provides customer the right tools to optimize the management, collaboration and execution of their online marketing initiatives. These sophisticated, yet easy-to-use, tools provide marketers a suite of best-of-breed applications for managing e-mail marketing campaigns, publishing and managing Web site content, creating landing pages, optimizing Web sites and managing pay-per-click campaigns. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.lyrisinc.com, www.lyris.com and www.lyrishqcom. The company is based in Emeryville, Calif.

Precautionary Statements Regarding Forward-Looking Information

     The statements in this news release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties, including risks and uncertainties detailed from time to time in Lyris, Inc.’s filings with the Securities and Exchange Commission available at www.sec.gov Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Lyris assumes no duty to publicly update or revise any such statements, whether as a result of new information, future events or otherwise.

Contacts:

Richard McDonald
Director, Investor Relations
Lyris, Inc.
(610) 688-3305
rmcdonald@lyris.com

or

Neal B. Rosen
Ruder-Finn
(415) 692-3058
rosenn@ruderfinn.com

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Three Months Ended June 30

	2008	2007
Software and services revenue
Software revenue	$1,222	$2,149
Services revenue	9,529	8,629
Total revenues	10,751	10,778
Cost of revenues:
Software and services	3,639	2,542
Amortization and impairment of developed technology	479	599
Gross profit	6,633	7,637
Operating expenses:
General and administrative expenses	3,068	2,634
Research & development	1,121	200
Sales & marketing	3,939	2,847
Amortization and impairment of customer
relationships and trade names	390	448
(Loss) income from operations	(1,885)	1,508
Interest income	1	8
Interest expense	(129)	(342)
Other income	-	9
Loss on sale of assets	(42)	-
(Loss) income from continuing operations before income taxes	(2,055)	1,183
Income tax provision	(91)	217
(Loss) income from continuing operations	(1,964)	966
Gain on disposal of discontinued operations, net of tax	4	1,110
Net (loss) income	(1,960)	2,076

Net (loss) income per share basic and diluted	$(0.02)	$0.02

Weighted average number of shares outstanding
Basic	103,217	98,408
Diluted	103,217	101,141

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Twelve Months Ended June 30

	2008	2007
Software and services revenue
Software revenue	$5,947	$8,045
Services revenue	37,253	30,960
Total revenues	43,200	39,005
Cost of revenues:
Software and services	13,451	9,739
Amortization and impairment of developed technology	4,148	2,301
Gross profit	25,601	26,965
Operating expenses:
General and administrative expenses	11,867	11,087
Research & development	2,334	1,448
Sales & marketing	12,556	10,539
Amortization and impairment of customer
relationships and trade names	3,742	1,741
(Loss) income from operations	(4,898)	2,150
Interest income	5	24
Interest expense	(1,084)	(3,130)
Other income	9	181
Gain on debt extinguishment	919	-
Loss on sale of assets	(42)	-
Loss from continuing operations before income taxes	(5,091)	(775)
Income tax provision	440	544
Loss from continuing operations	(5,531)	(1,319)
Gain on disposal of discontinued operations, net of tax	29	1,670
Net (loss) income	$(5,502)	$351

Net (loss) income per share basic and diluted	$(0.06)	$0.00

Weighted average number of shares outstanding
Basic	98,604	90,706
Diluted	98,604	92,904

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

Three months Ended June 30

	2008	2007
Net income	(1,960)	2,076
Stock-based compensation expense	256	184
Amortization of intangibles	869	1,048
Other income	-	(10)
Gain on discontinued operations	(4)	(1,110)

Non-GAAP net income	(839)	2,188

Net income per share basic	$(0.01)	$0.02
Net income per share diluted	$(0.01)	$0.02

Shares used to compute net income per share:
Basic	103,217	98,355
Diluted	103,217	100,553

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income, gain on debt extinguishment and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income (loss) to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

Twelve Months Ended June 30

	2008	2007
Net loss	(5,502)	351
Stock-based compensation expense	750	694
Amortization of intangibles	3,805	4,042
Impairment of developed technology, customer
relationships and tradenames	4,086	-
Other income	(9)	(181)
Gain on debt extinguishment	(919)	-
Gain on discontinued operations	(29)	(1,670)

Non-GAAP net income	2,182	3,236

Net income per share basic	$0.02	$0.04
Net income per share diluted	$0.02	$0.03

Shares used to compute net income per share:
Basic	98,604	90,706
Diluted	100,383	92,904

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income, gain on debt extinguishment and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net income to Adjusted EBITDA
(Unaudited, in thousands)
Three Months Ended June 30

	2008	2007
Net (loss) income	(1,960)	2,076
Interest expense, net	128	335
Income tax provision	(91)	216
Depreciation and amortization	1,151	1,276

Total EBITDA	(772)	3,903

Stock-based compensation expense	256	184
Other income	-	(10)
Loss on sale of assets	42
Gain on disposal of discontinued operations	(4)	(1,110)

Total Adjusted EBITDA	(478)	2,967

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income (loss) to Adjusted EBITDA
(Unaudited, in thousands)
Twelve Months Ended June 30

	2008	2007
Net (loss) income	(5,502)	351
Interest expense, net	1,079	3,106
Income tax provision	440	544
Depreciation and amortization	8,896	4,852

Total EBITDA	4,913	8,853

Stock-based compensation expense	750	694
Other income	(9)	(181)
Loss on sale of assets	42	-
Gain on debt extinguishment	(919)	-
Gain on disposal of discontinued operations	(29)	(1,670)

Total Adjusted EBITDA	4,748	7,696

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income, gain on debt extinguishment and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.